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                                                                   EXHIBIT 23.2



                          CONSENT OF COOPERS & LYBRAND



We hereby consent to the incorporation in this Current Report on Form 8-K of Apache Corporation of our report dated February 13, 1995 on our audits of the consolidated financial statements of DEKALB Energy Company as of December 31, 1994 and 1993 and for the years ended December 31, 1994 and 1993, and to the incorporation by reference of such report into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253, 33-53129, 33-62753 and 33-63923), Form S-4 (Nos. 33-61669 and 333-2305) and Form S-8 (Nos. 33-31407,
33-37402, 33-53442, 33-59721, 33-59723 and 33-63817).


                                                       /s/ COOPERS & LYBRAND

                                                       Coopers & Lybrand
                                                       Chartered Accountants

Calgary, Alberta, Canada
April 16, 1996